UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________
FORM 8-K
 _____________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2014

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ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
 _____________________________________________________

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
 _____________________________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Sixth Amendment to Credit Agreement

On May 16, 2014, Zayo Group, LLC (the "Company") and Zayo Capital Inc. entered into a Sixth Amendment (the “Sixth Amendment”) to the Credit Agreement dated as of July 2, 2012 (as amended, the "Credit Agreement"). Per the terms of the Sixth Amendment, the Company’s $1.74 billion term loan facility was increased by $275 million to $2.015 billion and will bear interest at the existing rate of LIBOR plus 3.0 percent with a minimum LIBOR rate of 1.0 percent. The $275 million add-on was priced at 99.5 percent. No other terms of the Credit Agreement were amended. The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full and complete terms contained in the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

Acquisition of Geo Networks Limited ("Geo")

On May 16, 2014, Zayo Group International Limited, a subsidiary of the Company, entered into a Share Sale and Purchase Agreement (the "Agreement") with Ego Holdings Limited and shareholders of Geo to acquire all of the outstanding shares of Geo Networks Limited ("Geo"), a London-based dark fiber provider. The Agreement was consummated on the same date, at which time the Company acquired 100 percent of the equity interest in Geo. The purchase price of approximately £175 million was funded with a combination of cash on hand and available funds drawn on the Company's $250.0 million revolving credit facility.

Geo owns and operates a high capacity fiber network in the UK, providing managed networks, dark fiber and co-location services to a variety of high-bandwidth sectors including media companies, service providers, financial services, data centers and gaming organizations. The acquisition will add over 2,100 route miles to Zayo’s European network, and connectivity to 587 on-net buildings.

The Company issued a press release on May 16, 2014 announcing the Agreement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

Sixth Amendment to Credit Agreement

The Company issued a press release dated May 19, 2014 announcing its entry into the Sixth Amendment for the add-on to the term loan facility. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits.

Exhibit No.	Description
10.1
Amendment No. 6 to Credit Agreement, dated as of May 16, 2014, between Zayo Group, LLC, Zayo Capital, Inc., Morgan Stanley Senior Funding, Inc., as term facility administrative agent, and SunTrust Bank, as revolving facility administrative agent, together the administrative agents, and the lenders party thereto.

99.1	Press Release dated May 16, 2014
99.2	Press Release dated May 19, 2014

The information contained under Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including those under the heading "Risk Factors."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: May 21, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 6 to Credit Agreement, dated as of May 16, 2014, between Zayo Group, LLC, Zayo Capital, Inc., Morgan Stanley Senior Funding, Inc., as term facility administrative agent, and SunTrust Bank, as revolving facility administrative agent, together the administrative agents, and the lenders party thereto.

99.1	Press Release dated May 16, 2014
99.2	Press Release dated May 19, 2014